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                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Amendment No. 2 to Form S-3 (File No. 333-58329) of our report, which includes an explanatory paragraph regarding the Company's ability to continue as a going concern, dated March 16, 1999 on our audits of the consolidated financial statements and consolidated financial statement schedule of BioLase Technology, Inc. We also consent to the reference to our firm under the caption "Experts".


/s/ PRICEWATERHOUSECOOPERS LLP
Newport Beach, California
April 26, 1999